EXHIBIT 99.1

This Statement on Form 3 is filed by Great Hollow Partners, LLC and Great Hollow International, L.P. The principal business address of each of the Reporting Persons is 222 Berkeley Street, 22nd Floor, Boston, MA 02116.

Name of Designated Filer: Great Hollow Partners, LLC

Date of Event Requiring Statement: June 2, 2004

Issuer Name and Ticker of Trading Symbol: Global Signal Inc. (GSL)



                                             GREAT HOLLOW PARTNERS, LLC

                                             /s/ David Abrams
                                             -----------------------------------
                                             By: David Abrams
                                                 -------------------------------
                                             Its: Managing Member
                                                  ------------------------------


                                             GREAT HOLLOW INTERNATIONAL L.P.

                                             By: GREAT HOLLOW PARTNERS, LLC, its
                                             General Partner

                                                /s/ David Abrams
                                             -----------------------------------
                                             By: David Abrams
                                                 -------------------------------
                                             Its: Managing Member
                                                  ------------------------------